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Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 7, 2019, relating to the consolidated financial statements and financial statement schedule of Kimberly-Clark Corporation and subsidiaries (the "Corporation"), and the effectiveness of the Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Corporation for the year ended December 31, 2018, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
February 7, 2019

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  Exhibit No. 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM